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Exhibit 5.1

Opinion of Kutak Rock LLP as to the legality of securities

June 15, 2004

America First Apartment Investors, Inc.
1004 Farnam Street
Suite 400
Omaha, Nebraska 68102

  Re:
  Shares Issued under Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for America First Apartment Investors, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the registration of shares of common stock, par value $.01 per share (the "Common Shares"), and shares of preferred stock, par value $.01 per share (the "Preferred Shares"), of the Company with an aggregate public offering price of up to $200,000,000 that may be issued and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

        In arriving at the opinion expressed below, we have assumed that the amount, terms, classification and reclassification of the Common Shares and Preferred Shares to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement and in accordance with the Company's Articles of Incorporation (the "Articles") and applicable Maryland law. We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Articles, the Bylaws of the Company, as amended to date, and such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

        Based on the foregoing, we are of the opinion that, as of the date hereof:

        1.     The Common Shares have been duly authorized and, when issued and sold as contemplated by the Registration Statement and any Prospectus Supplement and consideration therefor is received by the Company, will be duly and validly issued, fully paid and nonassessable.

        2.     With respect to the Preferred Shares, when (i) appropriate Articles Supplementary to the Articles relating to the class or series of the Preferred Shares to be sold under the Registration Statement have been duly adopted by the Board of Directors, have been filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland and have become effective, (ii) the terms of the sale of the Preferred Shares have been duly established in conformity with the Articles and the Company's Bylaws, which terms do not violate any applicable law or result in a default or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the Preferred Shares have been issued and sold as contemplated by the Registration Statement and any Prospectus Supplement and consideration therefor is received by the Company, the Preferred Shares will be duly and validly issued, fully paid and nonassessable.

        We render this opinion as members of the Bar of the State of Nebraska and express no opinion as to any law other than the Corporations and Associations Article of the Annotated Code of Maryland.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus and any Prospectus Supplement which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,
/s/ Kutak Rock LLP

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  Exhibit 5.1